UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2026

Tandem Diabetes Care, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36189	20-4327508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive		92130
San Diego	California	(Zip Code)

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 366-6900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	TNDM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Agreement.

Indenture and Notes

On February 27, 2026, Tandem Diabetes Care, Inc. (the “Company”) completed its previously announced private offering (the “Offering”) of $300.0 million aggregate principal amount of 0.00% Convertible Senior Notes due 2032 (the “Notes”), including the exercise in full of the initial purchasers’ option to purchase up to an additional $35.0 million principal amount of Notes. The Notes were issued in accordance with an indenture, dated February 27, 2026 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee.

The Notes are general senior unsecured obligations of the Company and will mature on March 15, 2032, unless earlier converted, redeemed or repurchased. The Notes will not bear regular interest and the principal amount of the Notes will not accrete.  The Notes are convertible at the option of the holders at any time before the close of business on the business day immediately preceding December 15, 2031 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2026 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock, par value $0.001 per share (“Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of the Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) if the Company calls such Notes for redemption, at any time before the close of business on the second scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called) for redemption; or (4) upon the occurrence of specified corporate events as set forth in the Indenture. On or after December 15, 2031, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or any portion of their Notes, in integral multiples of $1,000 principal amount, at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture.

The conversion rate for the Notes will initially be 27.0362 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $36.99 per share of Common Stock). The initial conversion price of the Notes represents a premium of approximately 37.5% to the last reported sale price of the Common Stock on the Nasdaq Global Market on February 24, 2026. The conversion rate for the Notes is subject to adjustment in some events in accordance with the terms of the Indenture but will not be adjusted for any accrued and unpaid special interest. In addition, following certain corporate events that occur before the maturity date of the Notes or if the Company delivers a notice of redemption, the Company will, in certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called) for redemption in connection with such notice of redemption, as the case may be.

The Company may not redeem the Notes before March 20, 2029. The Company may redeem for cash all or any portion of the Notes (subject to the partial redemption limitation described in the Indenture), at its option, on a redemption date on or after March 20, 2029 if the last reported sale price of the Common Stock has been at least 130% of the conversion price for the Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If the Company undergoes a fundamental change (as defined in the Indenture), then, subject to certain conditions and except as described in the Indenture, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date.

The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable. The following events are considered “events of default” under the Indenture:

•	default in any payment of special interest on any Note when due and payable, and the default continues for a period of 30 days;

•	default in the payment of principal of any Note when due and payable at its stated maturity, upon any optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

•
the Company’s failure to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for three business days;

•
the Company’s failure to give a fundamental change notice, notice of a make-whole fundamental change, or notice of a specified corporate transaction, in each case, when due and such failure continues for one business day;

•	the Company’s failure to comply with its obligations in respect of any consolidation, merger or sale of assets;

•
the Company’s failure to comply with any of the Company’s other agreements contained in the Notes or the Indenture for 60 days after its receipt of written notice of such failure from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding;

•
default by the Company or any of the Company’s significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with a principal amount in excess of $45.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable before its stated maturity date or (ii) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 45 days after written notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the Indenture;

•	certain events of bankruptcy, insolvency, or reorganization of the Company or any of the Company’s significant subsidiaries; and

•
a final judgment or judgments for the payment of $30.0 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any of the Company’s subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

If certain bankruptcy- or insolvency-related events of default involving the Company (and not just any of its significant subsidiaries) occur, 100% of the principal of, and accrued and unpaid special interest, if any, on, the Notes will automatically become due and payable. If an event of default with respect to the Notes, other than certain bankruptcy- or insolvency-related events of default involving the Company, occurs and is continuing, the trustee, by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid special interest, if any, on all the outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 365 days after the occurrence of such event of default, consist exclusively of the right to receive special interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 180 days after the occurrence of such an event of default and 0.50% per annum of the principal amount of the Notes outstanding from the 181st day to, and including, the 365th day following the occurrence of such event of default, as long as such event of default is continuing (in addition to any special interest that may accrue as a result of a registration default (as set forth in the Indenture)).

 The Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease the consolidated properties and assets of the Company and its subsidiaries substantially as an entirety to another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries), unless: (i) the resulting, surviving or transferee person (if not the Company) is a “qualified successor entity” (as defined in the Indenture) (such qualified successor entity, the “successor entity”) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such successor entity (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

A copy of the Indenture is attached hereto as Exhibit 4.1 (including the form of the Notes attached hereto as Exhibit 4.2) and this description is qualified in its entirety by reference to such document.

Proceeds

The net proceeds from the Offering were approximately $290.7 million, after deducting the initial purchasers’ discounts and commissions and the estimated Offering expenses payable by the Company. The Company used $15.3 million of the net proceeds from the Offering to pay the cost of the capped call transactions described below. The Company intends to use the remainder of the net proceeds for general corporate purposes, which may include acquisitions or strategic investments in complementary businesses or technologies, working capital, operating expenses and capital expenditure.

Capped Call Transactions

On February 24, 2026, in connection with the pricing of the Notes, and on February 25, 2026, in connection with the exercise in full by the initial purchasers of their option to purchase additional Notes, the Company entered into privately negotiated capped call transactions with one of the initial purchasers of the Notes or its affiliate and certain other financial institutions, pursuant to capped call confirmations in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference (and this description is qualified in its entirety by reference to such document). The capped call transactions are expected generally to reduce potential dilution to the Common Stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on a cap price initially equal to $47.0750 per share (which represents a premium of 75.0% over the last reported sale price of the Common Stock on the Nasdaq Global Market on February 24, 2026), and is subject to certain adjustments under the terms of the capped call transactions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided under the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to persons reasonably believed to be qualified institutional buyers under the exemption from registration provided by Section 4(a)(2) and Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement dated February 24, 2026 by and among the Company and the representatives of the initial purchasers.

The Notes and the shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company does not intend to file a registration statement for the resale of the Notes or any shares of Common Stock issuable upon conversion of the Notes.

To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Common Stock. Initially, a maximum of 11,152,410 shares of Common Stock  may be issued upon conversion of the Notes based on the initial maximum conversion rate of 37.1747 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01	Other Events.

Press Releases

On February 23, 2026, the Company issued a press release announcing the proposed Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On February 25, 2026, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included in this report, including statements regarding the Company’s expected uses of the net proceeds from the Offering, are based upon information available to the Company as of the date of this report, which may change, and the Company assumes no obligation to update any such forward-looking statements. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by the Company. These statements are not guarantees of future performance and actual results could differ materially from the Company’s current expectations. As a result, you are cautioned not to rely on these forward-looking statements. Factors that could cause or contribute to such differences include the risks and uncertainties discussed in the “Risk Factors” section of the Company’s annual report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on February 19, 2026, and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, as well as market risks, trends and conditions, and unanticipated uses of the net proceeds from the Offering. The Company assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of February 27, 2026, by and between the Company and U.S. Bank Trust Company, National Association, as Trustee.

4.2	Form of Global Note, representing the Company’s 0.00% Convertible Senior Notes due 2032 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

10.1	Form of Confirmation for Capped Call Transactions

99.1	Press release entitled “Tandem Diabetes Care Announces Proposed Private Placement of Convertible Notes,” dated February 23, 2026.

99.2	Press release entitled “Tandem Diabetes Care Prices Upsized Private Placement of $265 Million of Convertible Senior Notes Due 2032,” dated February 25, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

By:	/s/ SHANNON M. HANSEN
Shannon M. Hansen
Executive Vice President, Chief Legal, Privacy & Compliance Officer

Date: February 27, 2026